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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated May 5, 2000, relating to the financial statements and financial highlights which appear in the March 31, 2000 Annual Report to Shareholders of FPA Crescent Portfolio (one of the portfolios constituting the UAM Funds Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights, "Independent Accountants" and "Financial Statements" and on the cover of the Statement of Additional Information in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
July 27, 2000